EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS


                                                    Thirteen         Thirteen
                                                   Weeks Ended     Weeks Ended
                                                    August 3,        July 29,
                                                       1996            1995
                                                    ----------     -----------
Weighted average primary shares outstanding
- -------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,263,118      9,699,128

Assumed conversion of preferred stock                        -              -

Assumed exercise of stock options                            -              -

Assumed exercise of stock rights                             -              -

Assumed exercise of stock warrants                           -              -
                                                    ----------      ---------
                                                    10,263,118      9,699,128
                                                    ==========      =========

                                                   Twenty-six      Twenty-six
                                                   Weeks Ended     Weeks Ended
                                                    August 3,        July 29,
                                                       1996            1995
                                                    ----------     -----------
Weighted average primary shares outstanding
- -------------------------------------------

Weighted average number of common shares
 assumed to be outstanding during the period        10,214,414      9,682,708

Assumed conversion of preferred stock                        -              -

Assumed exercise of stock options                            -              -

Assumed exercise of stock rights                             -              -

Assumed exercise of stock warrants                           -              -
                                                    ----------      ---------
                                                    10,214,414      9,682,708
                                                    ==========      =========


                                                                   EXHIBIT 11

                     HILLS STORES COMPANY AND SUBSIDIARIES
                STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS



                                                    Thirteen         Thirteen
                                                   Weeks Ended     Weeks Ended
                                                    August 3,        July 29,
                                                       1996            1995
                                                    ----------     -----------

Weighted average fully-diluted shares outstanding (1)
- -----------------------------------------------------
Weighted average number of common shares assumed
 to be outstanding during the period                10,263,974      9,730,370

Assumed conversion of preferred stock                        -              -

Assumed exercise of stock options                            -              -

Assumed exercise of stock rights                             -              -

Assumed exercise of stock warrants                           -              -
                                                    ----------      ---------
                                                    10,263,974      9,730,370
                                                    ==========      =========

                                                   Twenty-six      Twenty-six
                                                   Weeks Ended     Weeks Ended
                                                    August 3,        July 29,
                                                       1996            1995
                                                    ----------     -----------

Weighted average fully-diluted shares outstanding (1)
- -----------------------------------------------------
Weighted average number of common shares assumed
 to be outstanding during the period                10,261,784     10,108,912

Assumed conversion of preferred stock                        -              -

Assumed exercise of stock options                            -              -

Assumed exercise of stock rights                             -              -

Assumed exercise of stock warrants                           -              -
                                                    ----------     ----------
                                                    10,261,784     10,108,912
                                                    ==========     ==========

The calculation of the weighted average fully-diluted shares outstanding assumes that actual conversions of Preferred Stock during the thirteen and twenty-six weeks ended occurred as of the beginning of the period being reported on. The conversion of Preferred Stock, and the exercise of stock options, stock rights, and stock warrants was not assumed as the result would be anti-dilutive.

(1) This calculation is presented in accordance with Item 601 of Regulation S-K although it is not required by APB Opinion No. 15.